UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/01/2011

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Raser Technologies, Inc. (the "Company") announced today that, in view of its current cash resources, nondiscretionary expenses, debt and near term debt service obligations, it intends to explore all strategic alternatives to maintain the business as a going concern, including, but not limited to, a sale or merger of the Company, or one or more other transactions that may include a comprehensive financial reorganization of the Company.

There can be no assurance that our exploration of strategic alternatives will result in the Company pursuing any particular transaction or, if it pursues any such transaction, that it will be completed. The Company does not expect to make further public comment regarding its consideration of strategic alternatives until the Board of Directors has approved a specific course of action, the Board deems disclosure of significant developments is appropriate, or the Company is legally required to do so.

Item 9.01.    Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

      Exhibit No.                Description

        99.1        Press Release, dated March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: March 01, 2011	By:	/s/ John T. Perry
John T. Perry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, March 1, 2011